UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): November 17th 2014


                            INDEPENDENCE ENERGY CORP.
             (Exact name of registrant as specified in its charter)

          Nevada                      000-54323                  20-3866475
(State or other jurisdiction         (Commission               (IRS Employer
      of incorporation)              File Number)            Identification No.)

3753 Pennridge Drive, St. Louis MO                                 63044
   (Address of principal executive offices)                      (Zip Code)

        Registrant's telephone number, including area code (314) 344-1920

             3020 Old Ranch Parkway, Suite 300, Seal Beach, CA 90740 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

Effective November 12th, 2014, Independence Energy Corp. ("Our Company") entered into and closed a securities purchase agreement with two accredited investors. Under the terms of the agreement and for consideration of $50,000 our company issued in the aggregate 14,905,918 common shares and warrants to purchase up to 7,452,959 shares the common shares of the Company. The Warrants entitle the holder to purchase the common shares of the Company at an exercise price equal to $0.005 per share in cash for a period of 2 years from the date of issuance of the Warrant. The Company received the amount of $49,900 after the deduction of closing costs.

The common shares were issued pursuant to Rule 506 of Regulation D of the Securities Act of 1933 on the basis that they represented to our company that they were an "accredited investor" as such term is defined in Rule 501(a) of Regulation D.

These securities were issued to the investors pursuant to the exemption from registration provided for under Rule 506 of Regulation D, promulgated under the United States Securities Act of 1933, as amended.

ITEM 8.01 OTHER EVENTS

CHANGE OF ADDRESS OF THE REGISTRANT

Effective November 14th 2014 the Company changed its address and place of business to 3753 Pennridge Drive, St. Louis MO 63044 and changed its primary telephone number to (314) 344-1920.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

10.1 Form of Securities Purchase Agreement dated November 12th 2014 between the Company and the Purchasers.

10.2 Form of Warrant dated November 12th 2014 issued by the Company to the Purchasers.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDEPENDENCE ENERGY CORP.


/s/ Gregory C. Rotelli
------------------------------------
Gregory C. Rotelli
President and Director
Date: November 17th 2014

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